UNIT PURCHASE AGREEMENT

        This UNIT PURCHASE AGREEMENT (the “Agreement”) is made as of December 22, 2005 by and between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (“PREIT”), and Crown American Properties, L.P. (“CAP”), a Delaware limited partnership.

BACKGROUND

        CAP owns 1,703,214 units of Class B limited partner interest in PREIT Associates, L.P., a Delaware limited partnership (“PALP”), of which PREIT is the sole general partner. PREIT and CAP seek to enter into this agreement for the purchase by PREIT of 339,300 units of limited partnership interest (the “Units”) held by CAP for cash in the amount of $36.375 per Unit.

        NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, conditions and promises hereinafter contained, the parties, intending to be legally bound, agree as follows:

AGREEMENT

        1.      Purchase and Sale of Units. On the terms and subject to the conditions herein set forth, PREIT hereby purchases and acquires, and CAP hereby sells, assigns, transfers, and conveys the Units to PREIT, free and clear of any and all liens, pledges, security interests, claims and other encumbrances of every kind and nature (collectively, “Encumbrances”) (other than Encumbrances imposed by the PALP Partnership Agreement (the “Partnership Agreement”)) for cash consideration in the amount of $36.375 per Unit, or $12,342,037.50 in the aggregate, which shall be payable in immediately available funds by means of a wire transfer to the account designated in writing by CAP upon receipt by PREIT of a certificate or certificates representing the Units, together with a duly executed power of attorney in respect thereof. Promptly following the consummation of such purchase and sale, PALP shall issue a certificate to CAP representing the balance of any units of limited partnership interest represented by the certificate surrendered for sale that are not purchased.

        2.      Representations and Warranties of CAP. CAP hereby represents and warrants to PREIT that:

                (a)      Organization; Authority; Enforceability. CAP is a limited partnership, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The General Partner of CAP is Crown American Investment Company (“Crown”). This Agreement has been duly executed by Crown on behalf of CAP and constitutes a valid and binding instrument, enforceable against CAP in accordance with its terms.

                (b)      Title. Immediately prior to the execution and delivery of this Agreement, CAP was the sole record owner of the Units and has good and marketable title thereto, free and clear of all Encumbrances (other than Encumbrances imposed by the Partnership Agreement).

                (c)      No Conflict. The execution and delivery of this Agreement and the performance by CAP of its obligations hereunder will not violate or constitute a default under the terms and provisions of its certificate of limited partnership or partnership agreement or of any agreement, law or court order by which CAP is bound.

                (d)      Decision to Sell. CAP and Crown are financially sophisticated and are knowledgeable concerning the business and financial affairs of both PREIT and PALP and have made the decision to sell the Units for cash in order to achieve greater asset diversification after reviewing CAP’s portfolio of investment holdings and due deliberation and a review of all matters and documents which each deemed advisable.

        3.      Representations and Warranties of PREIT. PREIT hereby represents and warrants to CAP that:

                (a)      Organization; Authority; Enforceability. PREIT is a business trust, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. PREIT is the General Partner of PALP. This Agreement has been duly executed by PREIT and constitutes a valid and binding instrument, enforceable against PREIT in accordance with its terms.

                (b)      No Conflict. The execution and delivery of this Agreement and the performance by PREIT of its obligations hereunder will not violate or constitute a default under the terms and provisions of its trust agreement or of any material agreement, law or court order by which PREIT is bound.

        4.      Lock Up. CAP agrees that, during the period beginning from the date hereof and continuing to and including the date that is three business days after the date that PREIT announces publicly its First Quarter 2006 financial results (the “Lock-Up Period”), neither CAP nor any of its affiliated persons or entities, including, without limitation, those set forth on the signature pages hereto, nor any persons or entities acting on behalf of any thereof (each, an “Affiliate”) will offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any common shares of beneficial interest of PREIT or units of limited partnership interest of PALP (including, without limitation, by exercise of any right of redemption), or any options to purchase any common shares of PREIT or units of limited partnership interest of PALP, or any securities convertible into, exchangeable for or that represent the right to receive common shares of PREIT or units of limited partnership interest of PALP (collectively, the “PREIT Securities”), or publicly disclose the intention to effect any of the foregoing. It is agreed that nothing in this Section 4 shall relieve CAP or any Affiliate from other restrictions with respect to the transfer or disposition of any PREIT Securities, including, without limitation, blackouts imposed on Trustees and others.

                The foregoing restriction is expressly agreed to preclude CAP or any Affiliate from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any PREIT Securities, even if such PREIT Securities would be disposed of by someone other than CAP or any Affiliate. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any PREIT Securities or with respect to any security that includes, relates to, or derives any significant part of its value from any PREIT Securities.

                Notwithstanding the foregoing, CAP or any Affiliate may transfer PREIT Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree prior to any such transfer to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the immediate family of Mark E. Pasquerilla, provided that the trustee of the trust agrees prior to any such transfer to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of PREIT. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

        5.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        6.      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto (delivery to CAP shall constitute delivery to each Affiliate) within ten business days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

        7.      Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        8.      Headings. The headings used herein are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Agreement or the Partnership Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Robert F. McCadden Robert F. McCadden Executive Vice President and Chief Financial Officer

CROWN AMERICAN PROPERTIES, L.P.

By:	Crown American Investment Company, its General Partner

By: /s/ Daniel M. Honkus Name:Daniel M. Honkus Title:Chief Financial Officer

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JOINDER

         Each of the undersigned Affiliates, intending to be legally bound, hereby (i) acknowledges that they are indirect beneficiaries of that certain Unit Purchase Agreement dated as of December 22, 2005 by and between Pennsylvania Real Estate Investment Trust. and Crown American Properties, L.P. by virtue of their ownership of PREIT Securities (as defined in the Unit Purchase Agreement) and, with respect to Crown American Properties, L.P. and each Affiliate that is an entity, their common ownership by Mark E. Pasquerilla, and (ii) irrevocably agrees to comply with the restrictions on the direct or indirect transfer or disposition of PREIT Securities set forth in Section 4 of the within Unit Purchase Agreement.

/s/ Mark E. Pasquerilla Mark E. Pasquerilla

CROWN AMERICAN INVESTMENT COMPANY

By:	/s/ Daniel M. Honkus Name: Daniel M. Honkus Title: Chief Financial Officer

CROWN INVESTMENT TRUST

By:	/s/ Daniel M. Honkus Name: Daniel M. Honkus Title: Chief Financial Officer

MARENRICO PARTNERSHIP By: Mark E. Pasquerilla its General Partner

By: /s/ Mark E. Pasquerilla Name: Mark E. Pasquerilla Title: Managing Partner

Dated: December 22, 2005